Exhibit 99.3
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD SETS CFO TRANSITION:
FORMER WD EXECUTIVE TIM LEYDEN REJOINING COMPANY TO
SUCCEED STEVE MILLIGAN
LAKE FOREST, Calif. — Apr. 26, 2007 — Western Digital Corp. (NYSE: WDC) today announced a chief financial officer transition. Tim Leyden will rejoin the company on May 7, 2007 as executive vice president, finance, reporting to current CFO Steve Milligan. Leyden, who previously served at WD from 1983 through 2000, will succeed Milligan as CFO on September 1, 2007.
     Leyden, 55, most recently served as senior vice president and chief financial officer of Sage Software Inc., a subsidiary of Sage Group PLC, a U.K. public company. He had joined Sage Software in 2001. He worked as a management consultant to technology based companies during 2001 with Pittiglio, Rabin, Todd & McGrath.
     In his earlier career at WD, Leyden served in various worldwide finance, manufacturing, and information technology capacities in the company’s storage controller, semiconductor and hard drive businesses, both in his native Ireland and in the U.S. During that time, he worked closely with John Coyne, who became CEO of WD in

WD Sets CFO Transition: Former WD Executive Tim Leyden
Rejoining Company To Succeed Steve Milligan

January of this year. They worked together on the acquisition and integration teams when WD entered the hard drive business in 1988.
     “I am delighted to welcome Tim back to the WD team and look forward to having him work closely with me in addressing the tremendous opportunities available to WD as the world’s second-largest supplier of hard drives,” said Coyne. “Tim’s deep knowledge of the company, its finances and operations and the hard drive industry will be major assets to me and to the entire WD organization.”
     Milligan, 43, joined WD in 2002 as vice president, finance from Dell Inc., where he had served in several executive finance roles from 1997 to 2002. Milligan was named senior vice president and chief financial officer of WD in 2004. During his tenure as CFO, WD posted consistent profitability, grew its revenue approximately 70 percent, generated more than $1.4 billion in cash from operations, and achieved industry-leading performance in asset efficiency.
     “I am grateful to Steve Milligan for his excellent leadership and performance at WD,” said Coyne. “During his tenure here, WD diversified its revenue base into several new markets and fine-tuned a business model that has enabled us to post consistently outstanding financial performance. He also developed an outstanding finance organization. We appreciate his assistance in this transition and I wish him the best in his future endeavors.”
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep

WD Sets CFO Transition: Former WD Executive Tim Leyden
Rejoining Company To Succeed Steve Milligan

users’ data close-at-hand and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage products.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains a forward-looking statement regarding the tremendous opportunities available to the company as the world’s second-largest supplier of hard drives. This forward-looking statement is based on the company’s current expectations and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statement, including supply and demand conditions in the hard drive industry; actions by competitors; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets; business conditions and growth in the notebook, consumer electronics, enterprise, branded products and desktop markets; pricing trends and fluctuations in average selling prices (ASPs); changes in the availability and cost of specialized product components; changes in product and customer mix; difficulties in reducing yield losses from complex manufacturing processes and new technologies; and other risks and uncertainties listed in the company’s recent Form 10-Q filed with the SEC on February 7, 2007, to which your attention is directed. Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof, and the company undertakes no obligation to update this forward-looking statement to reflect subsequent events or circumstances.
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Western Digital, WD, and the WD logo are registered trademarks of Western Digital Technologies, Inc. All other trademarks herein are the property of their respective owner.